As filed with the Securities and Exchange Commission on June 30, 2020

Registration No. 333-201353

_____________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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POST-EFFECTIVE AMENDMENT NO. 1
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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TRANE TECHNOLOGIES PLC
(Exact name of registrant as specified in its charter)
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Ireland	98-0626632
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
170/175 Lakeview Dr. Airside Business Park Swords, Co. Dublin Ireland
(Address of Principal Executive Offices, Zip Code)
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Ingersoll-Rand Individual Account Retirement Plan for Bargaining Unit Employees
at the Buffalo, New York Plant
(Full title of the plan)
______________________________________________
Evan M. Turtz
Senior Vice President and General Counsel
c/o Trane Technologies Company LLC
800 Beaty-E Street
Davidson, North Carolina 28036
(Name and address of agent for service)

(704) 655-4000
(Telephone number, including area code, of agent for service)
______________________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the Registration Statement of Trane Technologies plc (f/k/a Ingersoll-Rand plc, the “Company”) on Form S-8 (File No. 333-201353) filed on January 2, 2015 (the “Registration Statement”), which registered 33,000 shares of Company stock, to be offered pursuant to the Ingersoll-Rand Individual Account Retirement Plan for Bargaining Unit Employees at the Buffalo, New York Plant (the “Plan”).

The Company hereby terminates the effectiveness of the Registration Statement and, in accordance with an undertaking made by the Company in Part II of the Registration Statement to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering, removes from registration any and all shares of Company stock registered but unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Davidson, State of North Carolina, on the 30th day of June, 2020.

Trane Technologies plc

By:	/s/ Evan M. Turtz
Evan M. Turtz
Senior Vice President and General Counsel

Note: No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance on Rule 478 under the Securities Act of 1933, as amended.